Exhibit 32.2

Certification by Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Executive Vice President and Chief Financial Officer (Principal Financial Officer and Chief Accounting Officer) of Stein Mart, Inc. (the “Company”), hereby certify that:

1.	the Annual Report on Form 10-K of the Company for the 52 weeks ended January 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 11, 2016	/s/ Gregory W. Kleffner
Gregory W. Kleffner
Executive Vice President and Chief Financial Officer